GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYER. -- The taxpayer identification number for an individual is the individual's social security number. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                         GIVE THE NAME AND TAXPAYER
 FOR THIS TYPE OF ACCOUNT:               IDENTIFICATION NUMBER OF
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 1.   An individual's account            The individual

 2.   Two or more individuals            The actual owner of the
      (joint account)                    account or, if combined funds,
                                         any one of the individuals(1)

 3.   Husband and wife (joint            The actual owner of the
      account)                           account or, if joint funds,
                                         either person(1)

 4.   Custodian account of a minor       The minor(2)
      (Uniform Gift to Minors Act)
                                         The adult or, if the minor is
 5.   Adult and minor (joint             the only contributor, the
      account)                           minor(1)


 6.   Account in the name of             The ward, minor, or
 guardian or committee for a             incompetent person(3)
 designated ward, minor, or
 incompetent person

 7.  a. The usual revocable savings      The grantor-trustee(1)
        trust account (grantor is
        also trustee)

     b. So-called trust account          The actual owner(1)
        that is not a legal or
        valid trust under State law

 8.  Sole proprietorship account         The owner(4)

 9.  A valid trust, estate or            The legal entity (Do not
     pension trust                       furnish the identifying number
                                         of the personal representative
                                         or trustee unless the legal
                                         entity itself is not
                                         designated in the account
                                         title.)(5)


 10. Corporate account                   The corporation

 11. Association, club, religious,       The organization
    charitable, educational or
    other tax- exempt organization
    account

 12. Partnership account                 The partnership

 13. A broker or registered nominee      The broker or nominee

 14. Account with the Department of      The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments





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(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.



PAYEES EXEMPT FROM BACKUP WITHHOLDING



 Payees specifically exempted from backup withholding on ALL broker transactions and interest and dividend payments include the following:

|X|   A corporation.
|X|   A financial institution.
|X| An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
|X|   The United States or any agency or instrumentality thereof.
|X| A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
|X| A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
|X|   An international organization or any agency or instrumentality thereof.
|X| A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
|X|   A real estate investment trust.
|X|   A common trust fund operated by a bank under section 584(a) of the Code.
|X|   An entity  registered  at all times  under the  Investment  Company Act of
      1940.
|X|   A foreign central bank of issue.


 Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

|X|   Payments to nonresident aliens subject to withholding under section 1441.
|X| Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident alien partner.
|X|   Payments of patronage dividends not paid in money.
|X|   Payments made by certain foreign organizations.


 Payments of interest not generally subject to backup withholding include the following:
|X|   Payments of interest on obligations issued by individuals.
|X|   Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
|X|   Payments described in Code section 6049(b) (5) to non-resident aliens.
|X|   Payments on tax-free covenant bonds under section 1451 of the Code.
|X|   Payments made by certain foreign organizations.


 Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.


PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

 PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

              FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
              CONSULTANT OR THE INTERNAL REVENUE SERVICE.